Zion Oil & Gas

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Periodic Financial and Current Reports filed with the SEC

Although we are not yet public, we are required to submit annual and quarterly reports for the years 2003 and 2004 to the SEC. These reports, which contain our audited or reviewed financial statements may be accessed directly from the SEC website or may viewed in a pdf version in your browser. We also must submit certain current event reports (relating to events occurring through December 31, 2004) on Form 8-K to the SEC, which are also available directly from the SEC website or viewed in a pdf version in your browser. Hard copies of any of these reports may be obtained by mail from us by contacting us through our contact information form.

Following declaration of effectiveness of our Registration Statement currently on file with the SEC, we will again be subject to filiing requirements for our annual and quarterly financial statements, as well as current reports relating to certain material corporate events. Commencing at such time, copies of those reports will be posted on this page of our website.

Click below for the link to the SEC website:

Financial Reports:

  FORM 10-KSB for the year ended December 31, 2003
  FORM 10-QSB/A for the three months ended March 31, 2004
  FORM 10-QSB for the six months ended June 30, 2004
  FORM 10-QSB for the nine months ended September 30, 2004
  FORM 10-KSB/A for the year ended December 31, 2004

Click below for the report in Adobe Acrobat (PDF):

Financial Reports

  FORM 10-KSB for the year ended December 31, 2003. (PDF 1,573 KB)
  FORM 10-QSB/A for the three months ended March 31, 2004. (PDF 51 KB)
  FORM 10-QSB for the six months ended June 30, 2004. (PDF 696 KB)
  FORM 10-QSB for the nine months ended September 30, 2004. (PDF 696 KB)
  FORM 10-KSB/A for the year ended December 31, 2004. (PDF 1,877 KB)

NOTICE: Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Zion Oil & Gas has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by clicking here.

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